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                                                                   EXHIBIT 10.14

                    SETTLEMENT AGREEMENT AND GENERAL RELEASE
                    ----------------------------------------

         THIS SETTLEMENT AGREEMENT AND RELEASE (hereinafter referred to as "the Agreement") is made and entered into as of June 24, 1999 by and among OrbitTravel.com Corporation ("Orbit") f/k/a DIVOT GOLF CORPORTION, ("Divot") f/k/a Brassie Golf Corporation, a Delaware corporation, and JOSEPH R. CELLURA ("Cellura") an individual resident of the State of Florida and an Officer of Divot Golf Corporation, all of whom collectively shall hereinafter be referred to as the "Cellura."

                                R E C I T A L S:
                                ----------------

A. WHEREAS, Cellura was an Officer and majority shareholder of Divot Development, Divot Partners Ltd., and Divot Corporation;

B. WHEREAS, Divot Development, Divot Partners Ltd., and Divot Corporation were acquired by Brassie Golf Corporation in or about October 1996, pursuant to an acquisition Agreement with the Board of Directors of Brassie Golf Corporation for consideration of Five Hundred Thousand Dollars ($500,000.00) plus the issuance of Five Million (5,000,000) shares of common stock and Five Million (5,000,000) options of Brassie Golf Corporation's treasury stock to Cellura, with an additional Fifteen Million shares (15,000,000) to be issued and distributed among the remaining shareholders of Divot Development, Divot Partners Ltd., and Divot Corporation;

C. WHEREAS for additional consideration, Cellura became employed by Divot as Divot's Chairman and Chief Executive Officer, pursuant to that certain Employment Agreement dated September 3, 1997 (the "Employment Agreement"), a copy of which is attached hereto as Exhibit "A" and by this reference incorporated herein;

D. WHEREAS, Cellura and Divot also entered into various other agreements, including, but not limited to, that certain Indemnity Agreement dated August 1, 1997 (the "Indemnity Agreement"), which required Divot to hold harmless and indemnify Cellura from and against any and all claims brought against Cellura that result from Cellura's position as an officer and director of Divot f/k/a Brassie Golf Corporation. A copy of the Indemnity Agreement is attached hereto as Exhibit "B" and by this reference incorporated herein;

E. WHEREAS, the Board failed and refused to approve and undertake the Share Issuance, which failure resulted in various legal actions filed against Cellura in the Federal District Court for the Middle District of Florida and the Southern District of New York (the "Civil Actions"). The Civil Actions were filed as a direct result of the failure of the Board to undertake the Share issuance.

F. WHEREAS, the Board also failed and refused to indemnify Cellura against the Civil Actions as required by the Indemnity Agreement, which failure resulted in a
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         substantial monetary loss by Cellura in the defense of the Civil
         Actions. In addition, Cellura suffered real and substantial damage to his personal character as a result of the filing of the Civil Actions, and has thus contemplated the filing of various tort actions against Divot, including (but not limited) an action sounding in defamation.

G. WHEREAS, Divot has agreed to issue to Cellura, and Cellura has agreed to accept, 27,333,333 shares of Divot common stock in settlement of each of his claims specifically for his claims sounding in defamation, together with Two Hundred Fifty Thousand Dollars ($250,000.00) in cash. This agreement provides for full and complete satisfaction of all debts, obligations, and existing and potential claims and causes of action Cellura may have against Divot as a result of the Civil Actions and any breach by the Board of the Employment Agreement, the Indemnity Agreement, and any other agreement between Cellura and Divot;

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree as follows:

                              A G R E E M E N T S:
                              --------------------

1. COVENANTS OF DIVOT: In full and complete satisfaction of any and all existing and potential debts, obligations, claims, and causes of action, including, but not limited to, those arising under any breach on the part of the Board under the Employment Agreement, the Indemnity Agreement, and any other agreement between Cellura and Divot, Divot does hereby agree to the following:

         (A) CASH PAYMENT: Within ninety (90) days following the execution of this Agreement, Divot shall pay to Cellura the sum of $250,000.00 (the "Cash Payment").

         (B) ISSUANCE OF SHARES TO CELLURA: Immediately upon the execution hereof, Divot shall issue to Cellura 27,333,333 fully paid and non-assessable shares (the "Shares") of its Common Stock, .001 par value, which shares shall be dated as of June 30,1998 evidenced by a Divot standard stock certificate issued in the name of Cellura. As to all the Shares, Cellura shall be granted all the rights and privileges afforded to other stockholders of Divot. Additionally Cellura's shares shall be granted demand registration rights and piggy back registration rights.

         (C) ISSUANCE OF SHARES TO THE J.R.CELLURA TRUST: Immediately upon the execution hereof, Divot shall issue to Cellura the Twenty Seven Million Three Hundred and Thirty Three Thousand shares (27,333,333) said shares shall be fully paid and non-assessable shares (also, the "Shares") of its Common Stock, .001 par value, which shares shall be evidenced by a Divot standard stock certificate issued in the name of the Joseph R. Cellura As to

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              all the Shares shall be granted with all the rights and privileges afforded to other stockholders of Divot. Additionally the shares shall issued will provide for demand registration rights and piggy back registration rights.

         (D) DEFAULT PROVISION In the event the company defaults on said payable and Cellura and the company are unable to arrive at a mutually agreed upon extension Cellura may elect a conversion to preferred stock at a basis of seventy five percent (75%) of market based on a ten day trailing average.

         (E) NO DILUTION OR IMPAIRMENT: orbittravel.com Corporation f/k/a Divot Golf Corporation hereby agrees that it shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Cellura against dilution or other impairment of the Shares issued hereunder.

         (F) ANTI-DILUTION PROVISION The effects of anti-dilution pursuant to the terms and conditions as contained herein provide that the company shall be entitled to issue additional shares of its capital stock in connection with mergers and acquisitions and financing in the ordinary course of business; provided, however, that in case the Company shall, at any time after the date hereof, reorganize, recapitalize, issue or sell any shares of Common Stock or issue warrants, options or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock ("Convertible Securities") for a consideration, or in the case of the issuance of Convertible Securities, an exercise price or conversion price per share less than the Fair Market Value or the Exercise Price in effect immediately prior to the issuance or sale of such securities, then forthwith upon such issuance or sale, the Exercise Price shall be reduced to the price determined by dividing (I) an amount equal to the sum of (a) the number of shares of Common Stock outstanding (after giving effect to the conversion or exercise of all Convertible Securities) immediately prior to such issuance or sale multiplied by the then existing Exercise Price and (b) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale by (ii) the total number of shares of Common Stock outstanding (after giving effect to the conversion or exercise of all Convertible Securities) immediately after such issuance or sale. In no event shall the Exercise Price be adjusted pursuant to this computation. In the event of a stock split, stock divided, or other recapitalization pursuant to which the number of outstanding shares of capital stock of the Company shall increase, the number of shares covered by any unexercised portion of this Option and the related Exercise Price per share shall be adjusted proportionately. In the event of a combination or other recapitalization pursuant to which the number of outstanding shares of capital stock of the Company shall be reduced, the

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              number of shares covered by any unexercised portion of this Option and the related Exercise Price per share shall not be subject to adjustment and shall remain as in effect prior to such combination or recapitalization.

         (G) RIGHT OF LIEN Executive shall be issued a UCC 1 which shall be recorded by the company in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (collectively, the "Payment") for the purpose of security in the event of default under the provisions of this agreement. Upon payment in full of all shares and money Cellura shall release said lien.

         (H) EXCEPT AS PROVIDED IN ARTICLE XI, this Agreement shall there upon be of no further force or effect. Any amounts due from Company pursuant above and not paid to Cellura as and when due shall accrue interest at the prime rate of interest as established from time to time by Chase Manhattan Bank of New York.

         (I) RELEASE: Upon execution of this Agreement, Divot, including its successors, officers, administrators, attorneys, agents, and assigns, and anyone else acting by or through Divot, hereby releases and forever discharges Cellura, and all his heirs, beneficiaries, settlors, trustees, and personal representatives, and anyone else claiming under or through Cellura, from and against any and all claims, charges, complaints, demands, actions or causes of action of any kind in any federal, state, or other court, arbitral forum, or federal, state, or other administrative agency, whether known or not now known, which Divot may have against Cellura in connection with or arising from the Civil Actions, the Employment Agreement, the Indemnity Agreement, and any other agreement between Divot and Cellura.

         (J) FUTURE DAMAGES: Inasmuch as the injuries, damages, and losses resulting from the matters described herein may not be fully known and may be more numerous or more serious than it is now understood or expected, Divot agrees, as a further consideration of this Agreement, that this Release applies to any and all injuries, damages, and losses resulting from the Civil Actions, the Employment Agreement, the Indemnity Agreement, and any other agreement between Divot and Cellura, even though now unanticipated, unexpected, and unknown.

         (K) REPRESENTATIONS: Divot represents that no additional claims are contemplated against any other party potentially liable for the losses, damages, and injuries for which this Release is given. In the event any additional claim is made which directly or indirectly results in additional liability exposure to Cellura for the losses, injuries, and damages for which this Release is given, Divot covenants and agrees to indemnify and save Cellura harmless from all such claims and demands, including reasonable attorney's fees and all other expenses necessarily incurred.

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2.       COVENANTS OF CELLURA: By execution hereof, Cellura does hereby agree to accept the Cash Payment, the Shares, as set forth above in full and complete satisfaction of all potential claims against Divot which Cellura may have that arise from the Civil Actions, and any breach by Divot of the Employment Agreement, the Indemnity Agreement, or any other agreement between Divot and Cellura. Cellura further agrees to the following:

         (A) RELEASE: Upon execution of this Agreement, Cellura, and all his heirs, beneficiaries, settlors, trustees, and personal representatives, and anyone else claiming under or through Cellura does hereby release and forever discharge Divot, including its successors, officers, administrators, attorneys, agents, and assigns, and anyone else acting by or through Divot, from and against any and all claims, charges, complaints, demands, actions or causes of action of any kind in any federal, state, or other court, arbitral forum, or federal, state, or other administrative agency, whether known or not now known, which Cellura may have against Divot in connection with or arising from the Civil Actions, the Employment Agreement, the Indemnity Agreement, and any other agreement between Divot and Cellura.

         (B) FUTURE DAMAGES: Inasmuch as the injuries, damages, and losses resulting from the matters described herein may not be fully known and may be more numerous or more serious than it is now understood or expected, Cellura agrees, as a further consideration of this Agreement, that this Release applies to any and all injuries, damages, and losses resulting from the Civil Actions, the Employment Agreement, the Indemnity Agreement, and any other agreement between Divot and Cellura, even though now unanticipated, unexpected, and unknown.

         (C) REPRESENTATIONS: Cellura represents that no additional claims are contemplated against any other party potentially liable for the losses, damages, and injuries for which this Release is given. In the event any additional claim is made which directly or indirectly results in additional liability exposure to Divot for the losses, injuries, and damages for which this Release is given, Cellura does covenant and agree to indemnify and save Divot harmless from all such claims and demands, including reasonable attorney's fees and all other expenses necessarily incurred.

3.       COVENANTS COMMON TO BOTH PARTIES:

         (A) NO ADMISSION OF LIABILITY: The parties agree that nothing contained in this Agreement shall constitute or be treated as an admission of liability or wrongdoing by any party or its heirs, executors, administrators, attorneys, successors, agents, or assigns.

         (B) CONFIDENTIALITY: Neither the parties to this Agreement nor their attorneys shall disclose or publicize, either to the media, the courts, or any other third

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              party, informally or in any way, the terms of the settlement set forth herein, unless required by this Agreement or otherwise by law.

         (C) DISCLAIMER: Each party has: (i) carefully read this Settlement Agreement and Release, together with the exhibits attached hereto;
              (ii) has discussed its legal effects with their respective attorneys; (iii) fully understands the contents hereof; and (iv) executes the same of their own free will and accord without duress, coercion, or undue influence. Each party agrees that this Agreement shall be binding upon their respective successors, heirs, personal representatives, and assigns.

4. ENTIRE AGREEMENT: This Agreement contains the entire agreement among the parties relating to the subject matter of this Agreement, supersedes any and all oral or written understandings or agreements relating to its subject matter, and may not be altered or amended except by an instrument in writing signed by the party or parties to be charged.

5. BINDING AGREEMENT: This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, executors, administrators, successors, and assigns. It shall be construed and enforced in accordance with the laws of the State of New York and the State of Florida and Delaware.

6. NOTICES: Any notices required by this Agreement shall be sent to the Party's address as follows:

         IF TO DIVOT:
         One Union Square South, Suite 10-J
         New York, NY 10003

         IF TO CELLURA:
         One Union Square South, Suite 10-J
         New York, NY 10003

7. COUNTERPARTS: This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

8. TITLES AND CAPTIONS: All article and section titles or captions in this Agreement are for convenience only. They shall not be deemed a part of this Agreement, and in no way define, limit, extend, or describe the scope or intent of any of its provisions. The recital clauses set forth in this Agreement are hereby incorporated into and are made a part of this Agreement

9. AMENDMENTS: No supplement, modification, or amendment of any term, provision, or condition of this Agreement shall be binding or enforceable unless

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         executed in writing by the party against whom enforcement is sought as to such supplementary or modified or amended term or condition.

10. ENTIRE AGREEMENT AND WAIVER: This Agreement constitutes the entire agreement between the parties hereto, and supersedes all prior and contemporaneous agreements, arrangements, negotiations, and understandings between the parties hereto relating to the subject matter hereof. There are no other understandings, statements, promises or inducements, oral or otherwise, contrary to the terms of this Agreement. No representations, warranties, covenants, or conditions, express or implied, whether by statute or otherwise, other than as set forth herein have been made by any party hereto. No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or shall constitute, a waiver of any other provision hereof, whether or not similar, nor shall any such waiver constitute a continuing waiver, and no waiver shall be binding unless executed by the party making such waiver.

11. FURTHER DOCUMENTS: Each party hereto further agrees to execute such documents and take such other steps as may be necessary to accomplish the purposes herein.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first set forth above.

DIVOT GOLF CORPORATION


By:       /s/ Joseph R. Cellura                         /s/ Joseph R. Cellura
         ---------------------------                    ------------------------
         JOSEPH R. CELLURA                              JOSEPH R. CELLURA


Title:   Chairman & CEO
         ---------------------------


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